EXHIBIT 3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                WARRANT AGREEMENT

         This WARRANT AGREEMENT (this "Agreement") dated as of July 2, 2001, is entered into by and between GenesisIntermedia, Inc., a Delaware corporation (the "Company") and Riverdale LLC, a New York limited liability company (together with its successors and assigns, the "Holder").

         WHEREAS to induce Holder to enter into an acquisition financing facility and investment banking commitment letter (the "Commitment Letter") dated the date hereof among the Holder, the Company and the other parties named therein, and in consideration of the payment of $1.00 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to issue Warrants to the Holder providing for the purchase of shares of Common Stock of the Company in the manner hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. FORM OF WARRANT CERTIFICATES. There shall be three series of Warrants, denominated as Series IA, IB and IC (each a the "Warrant" and collectively, the "Warrants"). The certificates evidencing the Warrants (the "Warrant Certificates") (and the form of election to purchase shares of Common Stock and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation or such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Each Warrant Certificate shall be dated as of the date of issuance thereof, whether upon initial issuance or upon transfer or exchange, and each Warrant initially shall entitle Holder thereof to purchase an aggregate of one share of Common Stock, but the number of such shares and the Exercise Price (as defined in Section 3(c)) shall be subject to adjustments as provided herein.


                                       1


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         SECTION 2. COMMON STOCK AND WARRANT COMMON STOCK. As hereinafter used in this Agreement, "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company as authorized at the date hereof and stock of any other class into which such presently authorized Common Stock may hereafter be changed, and "Warrant Common Stock" shall mean the Common Stock issuable upon exercise of Warrants. In case, by reason of the operation of Section 4, the Warrants shall entitle Holder thereof to purchase any other shares of stock or other securities or property of the Company or of any other corporation, any reference in this Agreement to the exercise of Warrants shall be deemed to refer to and include the purchase of such other shares of stock or other securities or property upon such exercise.

         SECTION 3.  TERM OF WARRANTS; EXERCISE PRICE OF WARRANTS.

           (a) Warrants, and corresponding Warrant Certificates, shall be issued to Holder within five business days after the execution and delivery of the Credit Agreement by Holder and the Company, entitling the Holder to purchase the number of shares set forth below on the conditions set forth in this Agreement and the Warrant Certificate.

                                                              Aggregate
                                                           Number of Shares
                  Series of Warrants                      Subject to Warrants

                           IA                                 1,000,000
                           IB                                 1,000,000
                           IC                                 2,000,000

           (b) Holder may exercise the Warrants evidenced by a Warrant Certificate, in whole or in part and in accordance with the provisions of this
Section 3, at any time after the date of this Agreement,. To exercise Warrants, Holder shall surrender to the Company at its principal executive office the Warrant Certificate with the form of election to purchase duly executed, together with payment of the Exercise Price (as defined below) then in effect for each share of Warrant Common Stock issuable upon exercise of a Warrant, or, alternatively, to receive a lesser number of shares through a Cashless Exercise (as defined below), at or prior to 5:00 p.m. (Pacific Time) on July 1, 2005 (the "Expiration Date"), at which time all rights evidenced by the Warrant Certificates shall cease and the Warrants shall become void.

           (c) The purchase price for each share of Common Stock pursuant to the exercise of a Warrant (the "Exercise Price") shall be as follows: Series IA - $2.00 per share; Series IB - $4.00 per share; and Series IC - $9.00 per share; and shall be subject to adjustment as provided in Section 4 hereof. The Exercise Price shall be payable in lawful money of the United States of America, except as provided in clause (d)(2) below.

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



           (d) Warrants may be exercised by either of the following methods:

               (1) Cash Exercise. If Holder desires to exercise Warrants for cash, Holder must elect and sign the "Cash Exercise" election on the reverse side of the Warrant Certificate and deliver to the Company (x) the Warrant Certificate or Certificates representing the Warrants to be exercised and (y) cash or a certified or official bank check payable to the Company for the Exercise Price for such Warrant (a "Cash Exercise").

               (2) Cashless Exercise. If Holder desires to exercise Warrants without delivering cash, Holder must elect and sign the "Cashless Exercise" election on the reverse side of the Warrant Certificate and deliver to the Company the Warrant Certificate or Certificates representing the Warrants to be exercised (a "Cashless Exercise"). Upon a Cashless Exercise, Holder shall be entitled to a number of shares of Warrant Common Stock determined by using the following formula:

                           X =      Y(A-B)
                                      A

         Where:            X =      the number of shares of Warrant Common Stock
                                    to be issued to the Holder under
                                    the provisions of this Section 3(d)(2)

                           Y =      the number of shares of Warrant
                                    Common Stock that would otherwise be issued upon an exercise of the Warrants to be exercised if they were exercised for cash

                           A = the Current Market Price per share of Common Stock calculated as of the date of exercise

                           B =      the Exercise Price then in effect

           SECTION 4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK. The Exercise Price and the number of shares purchasable upon exercise of a Warrant (other than in connection with any securities issued or issuable pursuant to that certain acquisition transaction that has been identified to Holder) shall be subject to adjustment as follows:

               (a) Change in Common Stock. If the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or
(iii) issue any shares of its capital stock in a reclassification


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


or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of the events referred to in clauses (i) and (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of a Warrant shall be adjusted to the number of shares of Common Stock that the Holder of a Warrant would have owned or have been entitled to receive after the happening of such event for each series of Warrant, had a Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Exercise Price shall be adjusted to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with a Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with a Warrant after the adjustment referred to above and (B) in the case of the events referred to in clause (iii) above, paragraph (b) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

               (b) Common Stock Distribution. If the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to (A) a Change of Shares or (B) the exercise or conversion, as the case may be, of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant issued after the date of this Warrant) (any such event, including any deemed distributions described in paragraphs (c) and (d), being herein called a "Common Stock Distribution"), for a consideration per share less than the greater of the Exercise Price or the Market Dilution Price in effect on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price for each affected series of Warrants shall be reduced to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction that is the lesser (arithmetically nearer to zero) of the following two fractions: (i) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the Current Market Price in effect immediately prior to such Common Stock Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (C) the total number of shares of Common Stock issued and outstanding immediately after such Common Stock Distribution multiplied by (D) the Current Market Price in effect immediately prior to such Common Stock Distribution and
(ii) a fraction, the numerator


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


of which shall be the sum of (A) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the Exercise Price in effect immediately prior to such Common Stock Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (C) the total number of shares of Common Stock issued and outstanding immediately after such Common Stock Distribution multiplied by
(D) the Exercise Price in effect immediately prior to such Common Stock Distribution.

                 (1) If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the provisions of this paragraph
(b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each affected series of Warrant shall be increased to a number determined by multiplying the number of shares for each affected series of Warrant so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 100th of a share.

                 (2) The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock purchasable upon the exercise of the Warrants, except by operation of paragraph (j) or (k) below.

               (c) Issuance of Options. If the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock other than the Warrants (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options)

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


shall be less than the greater of the Exercise Price or the Market Dilution Price in effect immediately prior to the issuance, sale, distribution or granting of such Options, then, for the purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company, provided however that if the Holder shall disagree with such determination or the determination made by the Board of Directors under paragraphs (e) or (g) below, Holder shall have the right to bring the matter to arbitration under the rules of the American Arbitration Association for an expedited arbitration and the judgment of the arbitrator shall be final and determining and unappealable.

               (d) Issuance of Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of the Exercise Price or the Market Dilution Price in effect immediately prior to such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

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



               (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities where the dilutionary effect of such dividends is computed in accordance with paragraphs (b) and (c) and (d) above and (ii) any cash dividend declared and paid pursuant to a regular dividend policy of the Company), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then
(A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Exercise Price in effect on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock issued and outstanding on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be the Exercise Price then in effect and (B) the number of shares of Common Stock purchasable upon the exercise of a Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               (f) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (including dividends or distributions by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as, appropriate.

               (g) Consideration Received. If any shares of Common Stock shall be issued and sold in an underwritten public offering or agented private placement, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters or selling agents of such offering. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration as determined in good faith by the Board of Directors of the Company. If any Options shall be issued in connection with the issuance and sale of other securities of the

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



Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Options in good faith by the Board of Directors of the Company.

               (h) Deferral of Certain Adjustments. No adjustments to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of the Warrants) shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided, however, that any adjustment which is not required to be made by reason of this paragraph (i) shall be carried forward and taken into account in any subsequent adjustment.

               (i) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 4), then the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of the Warrants shall forthwith be readjusted (effective only with respect to any exercise of the Warrants after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

               (j) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of the Warrants shall have been made pursuant to paragraph
(c), (d) or (i) above or this paragraph (j), any Options or Convertible Securities shall have expired unexercised or, solely with respect to Options that are rights ("Rights"), are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued, in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate Consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that (x) no such

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


readjustment shall have the effect of decreasing the number of shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 4 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities and (y) in the case of the redemption of any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the Current Market Price of the Common Stock on the date of such redemption.

               (k) Reorganization of Company. Except for a Cash Merger (as defined in the next paragraph), if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which Holder would have owned immediately after the consolidation, merger, transfer or lease if Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement with Holder so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this paragraph. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

               In the event that the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person in a transaction in which more than 90% of the aggregate value of the consideration to be received by the Company's common stockholders consists of cash or cash equivalents (a "Cash Merger"), Holder shall be entitled to (i) exercise the Warrants, effective immediately prior to the effective date of such Cash Merger as set forth in the preceding paragraph or (ii) receive a cash payment equal to the amount that Holder would receive if Holder had exercised the Warrants immediately prior to the Cash Merger less the aggregate Exercise Price.

               (l) Other Adjustments. If at any time Holder shall become entitled to receive any securities of the Company other than shares of Common Stock as constituted on the date of issuance of the Warrants, then the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be adjusted at such time, and shall be subject to further adjustment from time to time thereafter, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4. No adjustment under this Section 4 shall reduce the Exercise Price below $0.01.

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



               (m) Voluntary Adjustment. The Company from time to time may reduce the Exercise Price for the Warrants by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price for the Warrants is reduced, the Company shall cause to be mailed to Holder a notice of the reduction. Such notice shall be mailed at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

               (n) Notice of Certain Actions and Adjustments. In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular cash dividend), or (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (iv) to effect any capital reorganization, or (v) to effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, or (vi) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall deliver to Holder a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, organic change, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will be issuable upon exercise of a Warrant, and the Exercise Price thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so delivered in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

               Upon any adjustment of the Exercise Price pursuant to Section 4, the Company shall promptly thereafter cause to be given to Holder at its address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid, a certificate of the chief financial officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Warrant Common Stock (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

               In addition, no adjustment need be made for a transaction referred to in paragraphs (a), (b), (c), (d), or (e) of this Section 4 if Holder is to participate in the transaction on a basis and with notice which is fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

               To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash.

         SECTION 5. CURRENT MARKET PRICE; MARKET DILUTION PRICE. The "Current Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for the 10 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence, prior to the time and date as of which the Current Market Price is to be computed. The closing price for any day shall be the last reported sale price regular way or, if no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or any comparable system or (3) if the Common Stock is not listed on Nasdaq or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 5, the Current Market Price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company. The "Market Dilution Price" per share of Common Stock at any date shall be the Current Market Price on such date; provided that on any date that the Current Market Price shall be equal to or in excess of $9.00, the Market Dilution Price shall be the then applicable Exercise Price.

         SECTION 6.  SIGNATURE; TRANSFER AGENT.

               (a) Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, by facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. In the event that any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the

Company; and any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificates, shall be a proper officer of the Company to sign such Warrant Certificates, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

               (b) The Company will keep or cause to be kept, at its principal executive office or at the office of the transfer agent of its Common Stock, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

               (c) Prior to due presentment for registration of transfer of the Warrant Certificates, the Company may deem and treat the registered holder thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) for the purpose of any exercise thereof and of any

         SECTION 7. TRANSFER AND EXCHANGE. The Company (or its transfer agent) shall, from time to time, register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or dealer that is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company (or its transfer agent). After the date of this Agreement and subject to compliance with applicable securities laws, any Warrant Certificate may be exchanged at the option of the holder thereof, upon surrender at the principal executive office of the Company, for or another Warrant Certificate, or other Warrant Certificates of different denominations, representing in the aggregate the right to purchase a like number of shares of Common Stock, and the surrendered Warrant Certificate shall be canceled by the Company. No fractional Warrant Certificates will be issued. In the event a holder of warrants is entitled to a fractional warrant such fractional warrant shall be rounded up to the nearest whole warrant. The Company may require from the transferor payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Warrant Certificates. No service charge shall be required of a transferor or transferee in connection with any transfer or exchange of a Warrant.

                  SECTION 8.  EXERCISE OF WARRANTS AND STOCK CERTIFICATES

               (a) Subject to the provisions of this Agreement, each registered holder of a Warrant Certificate shall have the right, which may be exercised as provided in such Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such registered holder) all or part of the number of fully paid and nonassessable shares of Warrant Common Stock specified in such Warrant Certificate (subject to the adjustments as herein provided), upon a Cash Exercise or Cashless Exercise. Upon surrender of such Warrant Certificate, it shall be canceled by the Company. The date of exercise of any Warrant shall be deemed to be the date of its receipt by the Company duly and properly filled in and signed and accompanied by proper funds as hereinafter provided. In the event of a Cash Exercise, payment of the Exercise Price may be made in cash or by certified or official bank check. No adjustment shall be made for any cash dividends declared or paid on shares of Common Stock prior to the exercise of a Warrant. Upon such Cash Exercise or Cashless Exercise, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Warrant Common Stock so purchased upon the exercise of such Warrants together with cash in respect of any fraction of a share of such stock issuable upon such surrender, as provided in Section 9 of this Agreement.

               (b) Each certificate evidencing shares of Common Stock issued upon the exercise of Warrants shall have such letters, numbers or other marks of identification or designation or such legends (including restrictive legends), summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock may from time to time be listed, or to conform to usage.

         (c) Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (in the case of a Cash Election) and any applicable taxes and governmental charges was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

        SECTION 9. ELIMINATION OF FRACTIONS. The Company shall not be required to issue fractional shares of Common Stock upon any exercise of Warrants. As to any final fraction of a share which the same registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction or series of related transactions, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price on the business day which next precedes the day of exercise.

         SECTION 10. ISSUE TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Warrant Common Stock upon the exercise of any Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Warrant Common Stock in a name other than that of the registered holder of the Warrant Certificate representing the Warrant in respect of which such shares are initially issued.

         SECTION 11. RESERVATION OF SHARES. The Company shall, from the date hereof through the date on which all Warrants shall have been exercised or shall have expired, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise or conversion of Warrants, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the issuance of shares of Warrant Common Stock upon exercise of all Warrants at the time outstanding.

         The Company covenants that all shares of Warrant Common Stock which may be issued upon exercise of the Warrants, will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 12. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time make supplements or amendments to this Agreement with the prior written consent of Holders of not less than a majority of the Warrants or, if a change is made with respect to a series of Warrants only, the holders of not less than a majority of such series of Warrants.

         SECTION 13. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as the Company may require. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         SECTION 14. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for shares of the Common Stock, the Company will provide to Holder a statement setting forth the name and address of such transfer agent.

         SECTION 15. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier (i) the date of transmission, if such notice or such communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Pacific Time, on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Pacific Time, on any date and earlier than 11:59 p.m., Pacific Time, on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice or communication is required to be given. The addresses and facsimile numbers for all such notices, communication and/or deliveries shall be as follows:

                           if to the Company,


                           GenesisIntermedia, Inc.
                           5805 Sepulveda Blvd., 8th Floor
                           Van Nuys, CA 91411
                           Attn:  Ramy El-Batrawi
                           Fax:  (818) 902-4301

                           with a copy to:


                           Nida & Maloney, LLP
                           800 Anacapa Street
                           Santa Barbara, CA 93101
                           Attn:  Theodore R. Maloney
                           Fax:  (805) 568-1955
                           if to the Holder,


                           Riverdale LLC
                           c/o Icahn Associates767 5th Avenue, 47th Floor New York, New York 10153
                           Attn:  Marc Weitzen, Esq.
                           Fax: (212) 750-5807


or to such other addresses or facsimile numbers as any party may most recently have designated in writing to the other parties hereto by such notice. The Company shall promptly mail by first class mail, postage prepaid, to Holder any and all notices or other communications or deliveries required or permitted to be provided hereunder to Holder.

         SECTION 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 17. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

         SECTION 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                    COMPANY:

                                    GENESISINTERMEDIA, INC.,
                                    a Delaware corporation


                                    By: ___________________________________
                                        Name:
                                        Title:



                                     HOLDER:

                                     RIVERDALE LLC,
                                     a New York limited liability company


                                     By: ___________________________________
                                         Robert J. Mitchell
                                         Manager

                                                                      EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                   FORM OF SERIES I[A/B/C] WARRANT CERTIFICATE

   EXERCISABLE ONLY ON OR AFTER JULY 2, 2001 AND BEFORE 5:00 P.M. JULY 1, 2005
                      (as provided in the Warrant Agreement
                               referred to below)

                                 WARRANT NUMBER
                                I[A/B/C] _______


                             GENESISINTERMEDIA, INC.

             This Series I[A/B/C] Warrant Certificate Certifies that

                                  Riverdale LLC

    or registered assigns is the registered holder of ______________________

Series I[A/B/C] Warrants (the "Warrants") expiring on the Expiration Date (as defined in Section 3(b) of the Warrant Agreement and described on the reverse hereof) to purchase shares of the common stock (the "Common Stock"), par value $.001 per share, of GenesisIntermedia, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the terms prescribed in the Warrant Agreement.

The Warrant may be exercised by either of the following methods:

               (i) Cash Exercise. If Holder desires to exercise this Warrant for cash, Holder must elect and sign the "Cash Exercise" election on the reverse side of the Warrant Certificate and deliver to the Company (a) this certificate and (b) cash or a certified or official bank check payable to the Company in the amount of the Exercise Price.

               (ii) Cashless Exercise. If Holder desires to exercise the Warrant without delivering cash, Holder must elect and sign the "Cashless Exercise" election on the reverse side of the Warrant Certificate and deliver to the Company the Warrant Certificate or Certificates representing the Warrants to be exercised (a "Cashless Exercise"). Upon a Cashless Exercise, Holder is entitled to a number of shares of Warrant Common Stock equal in amount (based upon the Current Market Price of Common Stock) to (a) the amount by which the Current Market Price for the number of shares of Common Stock to which such holder would be entitled in a Cash Exercise exceeds the Exercise Price for such shares of Common Stock divided by (b) the Current Market Price per share of Common Stock.

No fractional shares shall be issued on exercise of the Warrant and that the number of kind of shares (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to on the reverse hereof may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m. Pacific Time on the Expiration Date.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, GENESISINTERMEDIA, INC. has caused facsimile signatures of its duly authorized officer to be printed hereon and the facsimile of its corporate seal to be affixed hereunto.


Dated:


GENESISINTERMEDIA, INC.



By: ______________________
Its:

                                   [Reverse]

                             GENESISINTERMEDIA, INC.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue and series of Warrants issued pursuant to a Warrant Agreement dated as of July 2, 2001 (the "Warrant Agreement"), duly executed and delivered by the Company to Holder, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Warrants and a copy of which Warrant Agreement will be available at the office of the Secretary of the Company for inspection by holders of Warrants during normal business hours.

         The Warrants evidenced by this Warrant Certificate may be exercised at any time on or before the Expiration Date through a Cash Exercise or Cashless Exercise as described on the other side of this Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the shares referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Common Shares purchasable upon the exercise of each Warrant shall be adjusted in certain circumstances.

         This Warrant Certificate is transferable, in whole or in part, on the register maintained by the Company, upon surrender of this Warrant Certificate at the office of the Company, or at another office or agency to be maintained by the Company, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Company, duly executed by Holder or his duly appointed legal representative, and together with funds to pay any applicable taxes or governmental charges payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of this Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued of the portion of this Warrant Certificate not being transferred.

         This Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender hereof to the Company or at another office or agency to be maintained by the Company, together with a written notice specifying the names and denominations in which new

Warrant Certifications are to be issued, signed by the Holder hereof or his duly appointed legal representative, and together with the funds to pay any applicable taxes or governmental charges payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate, except for any applicable taxes or governmental charges payable in connection therewith.

         The Company may deem and treat the Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, any distribution to Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


                              ELECTION TO EXERCISE
                     To be executed upon exercise of Warrant

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate:

               ____ (a) Cash Exercise: to receive ______ Shares of common stock, par value $.001 per share, and herewith tenders payment for such Shares in the amount of $___________ in accordance with the terms of this Warrant Certificate.

               ____ (a) Cashless Exercise: to receive ______ Shares of common stock, par value $.001 per share, in accordance with the terms of this Warrant Certificate.

               The undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is __________________________________________ and that such shares be delivered to
_____________      _____________     whose     _____________      address     is
______________________________________________________. If said number of shares is less than all of the shares of common stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such whole Shares be registered in the name of _____________________, whose address is ______________________ and that such Warrant Certificate be delivered to ______________________ whose address is __________________________



                                      Signature:  ______________________________
Date:

Signature Guaranty:

                                   ASSIGNMENT

               To be executed to transfer the Warrant Certificate

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto
________________________________________________________________________________

Whose address is ____________________________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________________________ attorney to transfer the within Warrant Certificate on the books of the within-named Corporation, with full power of substitution.


Dated:_________________________  (Signature_____________________________________
                                  must conform in all respects to name of holder as specified on the face of the Warrant Certificate).


___________________________________________________________________
(Insert Social Security or Taxpayer Identification Number of Holder)